Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Stifel Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Title of Each Class of Securities to be Registered(1)	Fee Calculation or Carry Forward Rule	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.15 per share	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Equity	Preferred Stock, par value $1.00 per share	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Debt	Debt Securities	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Warrants	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Equity	Depositary Share	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Subscription Rights	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Purchase Contracts	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Purchase Units	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A
(1)

Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be issued upon conversion or exercise of, or exchange for, any debt securities, preferred stock, or warrants that provide for conversion, exercise or exchange for other securities. No separate consideration will be received for the preferred stock or common stock or debt securities issuable upon conversion of or in exchange for debt securities or preferred stock. Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be required for delivery upon exercise of warrants, or conversion or exchange of any debt securities or preferred stock. Any registered securities may be sold separately or as Purchase Units with other registered securities. Purchase Units may consist of two or more securities in any combination, which may or may not be separable from one another. Because Purchase Units will consist of securities registered hereunder, no additional registration fee is required for the Purchase Units.

(2)

Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)

The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.